Exhibit 99.1

Blüm Holdings Expands Platform Through the Contemplated Acquisition of Cookies Equity Holder

Strategic transaction will deepen Blüm's indirect stake in Cookies and will further align its platform with one of the most recognized cannabis brands in the U.S.

DOWNEY, Calif., May 21, 2025 (GLOBE NEWSWIRE) – Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “Blüm Holdings,” “we” or “us”), a California-based publicly traded holding company and cannabis operator, today announced the execution of a binding term sheet to acquire 100% of the membership interest in a holding company (the “Target”). The Target holds a non-controlling equity interest in Cookies Creative Consulting & Promotions, Inc. (“Cookies”), a leading brand in the cannabis space.

Under the terms of the transaction, Blüm Holdings will acquire the Target through its newly formed wholly owned subsidiary (“Blüm Acquisition Co.”), in exchange for 489,131 shares of Blüm common stock, and a common stock purchase warrant to acquire up to 30,762 shares of Blüm common stock at an exercise price of $0.64 per share, representing an implied value of $562,500 per transaction.

The share and warrant consideration will be subject to customary adjustments to reflect the verified ownership percentage of Cookies held by the seller.

“This is a meaningful step in Blüm’s long-term strategy to increase our economic exposure to the biggest brands in Cannabis through key strategic relationships,” said Sabas Carrillo, CEO of Blüm Holdings, Inc. “These recent transactions provide exposure to equity value not yet fully visible in Blüm's public float, including our retail dispensary roll-up portfolio, our Cookies-branded flagship store, and Cookies interests from MTVII and Mesh Ventures. Together, these transactions position Blüm to unlock institutional-quality optionality and enhance alignment with Cookies, one of the industry's most recognized brands.”

The transaction is expected to close upon the completion of definitive agreements and customary closing conditions. Closing is targeted for Q3 2025.

No assurances can be provided that definitive agreements will be successfully negotiated, executed, or closed, or that necessary regulatory approvals will be obtained.

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar. As both a holding company and a marketing platform, Blüm aims to leverage its growing ecosystem to accelerate customer and retail investor acquisition, increase brand awareness, and create value across its portfolio.

For more info, please visit: https://blumholdings.com or follow us on Instagram.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.